Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

HG Holdings, Inc.

Charlotte, North Carolina

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2019, relating to the consolidated financial statements and schedule of HG Holdings, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

April 13, 2020